UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 13, 2023

bleuacacia ltd
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41074	98-1582905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue
New York, New York 10110
(Address of principal executive offices, including zip code)

(212) 935-5599
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant	BLEUU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value per share	BLEU	The Nasdaq Stock Market LLC
Rights to acquire one-sixteenth of one Class A ordinary share	BLEUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BLEUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

In connection with its extraordinary general meeting to be held on December 28, 2023, bleuacacia ltd (the “Company”, “we”, “us” or “our”) disclosed the following information in a proxy statement filed with the Securities and Exchange Commission on December 13, 2023:

Our sponsor, bleuacacia sponsor LLC (the “Sponsor”) has received and is considering a number of offers for the purchase of a portion of its ownership interest in us.  While our board of directors (the “Board”) has not approved any of these offers and we cannot assure you that any of these transactions will occur on the proposed terms or at all, certain of these offers, if consummated, could result in a change in our ownership (including, in certain cases, a potential change in control of the Company, and involve other economic and governance changes, including board designation rights in favor of the potential purchaser and the replacement of certain directors on the Board).

In addition, the Company is currently contemplating an amendment to its letter agreement dated November 17, 2021, entered into by and among the Company, its officers, directors and senior advisors at the time of the Company’s initial public offering and the Sponsor, pursuant to which  provisions thereof that would cause certain shares held by the Sponsor following the consummation of an initial business combination to be considered to be newly unvested shares subject to vesting based on the price of our Class A common shares would be eliminated.

This Current Report on Form 8-K contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business, the timing and effect of the consummation of the transactions as a result of the offers described herein, and potential amendments to the letter agreement described herein. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the outcome of negotiations with respect to such offers, the approval by our Board and other parties to the letter agreement, and the other factors discussed in our periodic reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bleuacacia ltd

Date: December 13, 2023	By:	/s/ Jide Zeitlin
		Name:	Jide Zeitlin
		Title:	Co-Chairman and Co-Chief Executive Officer